QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.44.1

AMENDMENT NO. 1
TO THE FEBRUARY 2001 WAMU PLAN

        1.     Section 1.8 of the February 2001 WaMu Shares Plan is hereby amended by adding the following sentence to the end of that section:

    Effective for grants made under this Plan after February 12, 2001, the term "Employee" shall not include any Employee who is designated by the Company or an affiliate as "Level 1" through "Level 8", inclusive.

        2.     Section 4.6 is hereby amended by replacing the word "Board" with the word "Committee."

QuickLinks

AMENDMENT NO. 1 TO THE FEBRUARY 2001 WAMU PLAN